EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons can be found on the Form 4 filed herewith.

Name of Designated Filer: Oaktree Fund GP, LLC

Date of Event Requiring Statement: March 25, 2022

Issuer Name and Ticker or Trading Symbol: CHESAPEAKE ENERGY CORP [CHK]

OAKTREE FUND GP, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Vice President

OCM XI CHK HOLDINGS, LLC

By:	Oaktree Fund GP, LLC
Its:	Manager

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

OCM XB CHK HOLDINGS, LLC

By:	Oaktree Fund GP, LLC
Its:	Manager

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President